                                                                   Exhibit 4.1




                      FIRST AMENDMENT TO CREDIT AGREEMENT


  This FIRST AMENDMENT TO CREDIT AGREEMENT dated as of June 18, 1996 is among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), The First National Bank of Chicago, a national banking association, and The First National Bank of Boston, a national banking association (collectively, the "Arrangers"), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, with the Arrangers, the "Lenders"), and The First National Bank of Chicago, not individually, but as "Administrative Agent".


                                R E C I T A L S

  A. Borrower, the lenders and the Administrative Agent have entered into a Credit Agreement dated as of May 1, 1995 (the "Credit Agreement").

  B. Borrower has requested that the Lenders agree to extend the term of the Credit Agreement for one additional year, amend the interest rates thereunder and make certain other modifications to the Credit Agreement and the Lenders are willing to agree to such modifications on the terms and conditions described herein.

  C. One of the Lenders, as a result of its merger with another Lender, desires to withdraw from the Credit Agreement and have its Commitment reallocated to two of the remaining Lenders and Borrower and Administrative Agent are prepared to consent to such action.

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

  1. Article I of the Credit Agreement entitled "Definitions" is hereby amended by amending the following definitions to read as follows:

  "Consolidated Debt Service" means, for any period, (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments of Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any Indebtedness which is not amortized through equal periodic installments of principal and interest over the term of such Indebtedness) required to be made during such period by the Borrower or any of its consolidated Subsidiaries plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which the Borrower or any consolidated Subsidiary is liable and (y) the percentage ownership interest in such Investment Affiliate held by the Borrower and any consolidated Subsidiaries, in the aggregate, without duplication.

  "Consolidated Interest Expense" means, for any period, the sum of (a) the amount of interest expense of the Borrower and its Subsidiaries for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP plus (b) a percentage of any accrued or paid interest incurred on any Indebtedness of any Investment Affiliate, whether recourse or non-recourse, equal to the percentage ownership interest in such Investment Affiliate held by the Borrower and any consolidated Subsidiaries, in the aggregate, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories.

  "Consolidated Outstanding Indebtedness" means, as of any date of determination, the sum of (a) all Indebtedness of the Borrower and its Subsidiaries outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) a percentage of the Indebtedness of each Investment Affiliate equal to the percentage ownership interest in such Investment Affiliate held by the Borrower and any consolidated Subsidiaries, in the aggregate, without duplication.

  "Consolidated Secured Indebtedness", means, as of any date of determination, the sum of (a) the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries outstanding at such date secured by any Lien on the Property of Borrower or its Subsidiaries, without regard to recourse, plus
(b) the excess, if any, over $5,000,000, of the sum of (x) the aggregate principal amount of all Senior Unsecured Indebtedness of the Subsidiaries of the Borrower which have not furnished Subsidiary Guaranties, determined on a consolidated basis in accordance with GAAP and (y) a percentage of the aggregate principal amount of all Senior Unsecured Indebtedness of each Investment Affiliate equal to the greater of (x) the percentage of such Senior Unsecured Indebtedness for which the Borrower or any consolidated Subsidiary is liable and (z) the percentage ownership interest in such Investment Affiliate held by the Borrower and any consolidated Subsidiaries, in the aggregate, without duplication.

  "Facility Termination Date" means April 30, 1999.

  "Investment Affiliate", means any Person in which the Borrower or any consolidated Subsidiary, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Borrower on the consolidated financial statements of the Borrower.

  2. Section 2.4 of the Credit Agreement is hereby amended by deleting the table contained therein and replacing it with the following:

                                                                        LIBOR/CD                  ABR
                                                                       Applicable              Applicable
         S&P Rating                    Moody's Rating                    Margin                  Margin
         ----------                    --------------                  ----------              ----------
           A- or higher                      A3 or higher                    0.95%                  0.00%

               BBB+                              Baa1                        1.10%                  0.00%

           BBB- or BBB+                      Baa3 or Baa2                    1.25%                  0.00%

          Less than BBB-                    Less than Baa3                   1.85%                  0.60%


         3. Section 2.5 of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

         "The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee") calculated at the rate of 0.25% per annum on the daily unborrowed portion of such Lender's Commitment (which is equal to the daily difference between such Lender's then outstanding Commitment and the then outstanding Loans owed to such Lender) from the Closing Date to and including the Facility Termination Date, payable quarterly in arrears on the last day of each calendar quarter hereafter beginning June 30, 1995 and on the Facility Termination Date."

         4. Section 6.21 of the Credit Agreement is hereby amended by deleting clause (ii) thereof and replacing it with the following:

                 "(ii)    Consolidated Secured Indebtedness to exceed
         thirty-five percent (35%) of Consolidated Market Value;"

         5. As of the effective date of this Amendment NBD Bank shall cease to be a Lender under the Credit Agreement and NBD Bank's Commitment of $13,000,000 shall be allocated $3,000,000 to The First National Bank of Chicago and $10,000,000 to Bank of America Illinois, resulting in the Commitments of the Lenders being as shown on the signature pages hereto. The Notes held by The First National Bank of Chicago and Bank of America Illinois shall be amended and restated as of the effective date of this Amendment to reflect such increases as shown on Exhibits A-1 and A-2 attached hereto. All Advances by NBD Bank which are outstanding on the effective date hereof shall be repaid by a special Advance in such amount to be made solely by The First National Bank of Chicago and Bank of America Illinois in proportion to their respective increases in their Commitments on such date. All accrued interest and fees due to NBD Bank under the Credit Agreement for the period prior to the effective date hereof shall be paid to NBD Bank by the Borrower when due.

         6. In consideration for their agreement to this Amendment, the Borrower shall pay on the date hereof to each of the Lenders an upfront fee equal to one-tenth of one percent (0.10%) of their respective Commitments on the effective date hereof.

         7. This Amendment may be executed in counterparts and shall be effective when each of the parties hereto have executed and delivered to the Administrative Agent or its counsel one of such counterparts.

         8. Except as expressly modified by this Amendment, the Credit Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Amendment as of the date first above written.

                                DEVELOPERS DIVERSIFIED REALTY CORPORATION


                                By:
                                   -----------------------------
                                Its:
                                    ----------------------------


COMMITMENT:                     THE FIRST NATIONAL BANK OF CHICAGO,
                                individually and as Administrative Agent

$26,000,000
                                By:
                                   -----------------------------
                                Its:
                                    ----------------------------


COMMITMENT:                     THE FIRST NATIONAL BANK OF BOSTON

$23,000,000
                                By:
                                   -----------------------------
                                Its:
                                    ----------------------------


COMMITMENT:                     BANK OF AMERICA ILLINOIS

$20,000,000
                                By:
                                   -----------------------------
                                Its:
                                    ----------------------------

COMMITMENT:                                 BHF-BANK AKTIENGESELLSCHAFT, NEW
                                            YORK BRANCH

$16,000,000
                                            By:
                                               -----------------------------
                                            Its:
                                                ----------------------------


                                            By:
                                               -----------------------------
                                            Its:
                                                ----------------------------


COMMITMENT:                                 DRESDNER BANK AG, NEW YORK BRANCH
                                            AND GRAND CAYMAN BRANCH

$16,000,000
                                            By:
                                               -----------------------------
                                            Its:
                                                ----------------------------


                                            By:
                                               -----------------------------
                                            Its:
                                                ----------------------------


COMMITMENT:                                 FLEET NATIONAL BANK

$16,000,000
                                            By:
                                               -----------------------------
                                            Its:
                                                ----------------------------


COMMITMENT:                                 NIPPON CREDIT BANK, LTD.

$13,000,000
                                            By:
                                               -----------------------------
                                            Its:
                                                ----------------------------


COMMITMENT:                                 COMERICA BANK

$10,000,000
                                            By:
                                               -----------------------------
                                            Its:
                                                ----------------------------


COMMITMENT:                                 SIGNET BANK

$10,000,000
                                            By:
                                               -----------------------------
                                            Its:
                                                ----------------------------

COMMITMENT:                                NBD BANK

   Zero                                    By:
                                              -----------------------------
                                           Its:
                                               ----------------------------


         The undersigned, Developers Diversified Finance Corporation and Developers Diversified of Alabama, Inc., hereby consent to the foregoing amendment and agree that their respective Guaranties dated as of May 1, 1995 shall continue in full force and effect.

                                           DEVELOPERS DIVERSIFIED FINANCE
                                           CORPORATION


                                           By:
                                              -----------------------------
                                           Its:
                                               ----------------------------


                                           DEVELOPERS DIVERSIFIED OF ALABAMA,
                                           INC.


                                           By:
                                              -----------------------------
                                           Its:
                                               ----------------------------

                                  EXHIBIT A-1


                           AMENDED AND RESTATED NOTE
                                (FIRST CHICAGO)


                           AMENDED AND RESTATED NOTE


$26,000,000.00                                                   June 18, 1996


         Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Lender") the lesser of the principal sum of Twenty-Six Million Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of May 1, 1995, as amended by a First Amendment to Credit Agreement dated as of June 18, 1996 among the Borrower, The First National Bank of Chicago, individually and as an Arranger and the Agent, The First National Bank of Boston, individually and as an Arranger, and the other lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         This Note amends and restates in its entirety the Note dated May 1, 1995 in the maximum principal sum of $23,000,000 executed by the Borrower in favor of the Lender.

         If there is a Default under the Agreement or any other Loan Document and Agent exercises the remedies provided under the

Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Agent and the Lenders under such documents, Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Agent and the Lenders in connection with the exercise of such remedies.

         Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

         This Note shall be governed and construed under the internal laws of the State of Illinois.

         BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

                                      DEVELOPERS DIVERSIFIED REALTY
                                      CORPORATION, an Ohio corporation


                                      By:
                                         ------------------------------------
                                      Print Name:
                                                 ----------------------------
                                      Title:
                                            ---------------------------------

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
               NOTE OF DEVELOPERS DIVERSIFIED REALTY CORPORATION,
                              DATED JUNE 18, 1996


                                                                    Maturity
                 Principal                 Maturity                 Principal
                 Amount of                 of Interest              Amount                    Unpaid
Date             Loan                      Period                   Paid                      Balance
----             ---------                 -----------              ----------                -------











                                  EXHIBIT A-2


                           AMENDED AND RESTATED NOTE
                               (BANK OF AMERICA)


                           AMENDED AND RESTATED NOTE


$20,000,000.00                                                  June 18, 1996


         Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), promises to pay to the order of BANK OF AMERICA ILLINOIS (the "Lender") the lesser of the principal sum of Twenty Million Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of May 1, 1995, as amended by a First Amendment to Credit Agreement dated as of June 18, 1996 among the Borrower, The First National Bank of Chicago, individually and as an Arranger and the Agent, The First National Bank of Boston, individually and as an Arranger, and the other lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         This Note amends and restates in its entirety the Note dated May 1, 1995 in the maximum principal sum of $10,000,000 executed by the Borrower in favor of the Lender.

         If there is a Default under the Agreement or any other Loan Document and Agent exercises the remedies provided under the

Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Agent and the Lenders under such documents, Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Agent and the Lenders in connection with the exercise of such remedies.

         Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

         This Note shall be governed and construed under the internal laws of the State of Illinois.


         BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

                                      DEVELOPERS DIVERSIFIED REALTY
                                      CORPORATION, an Ohio corporation


                                      By:
                                         ------------------------------------
                                      Print Name:
                                                 ----------------------------
                                      Title:
                                            ---------------------------------

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
               NOTE OF DEVELOPERS DIVERSIFIED REALTY CORPORATION,
                              DATED JUNE 18, 1996


                                                                    Maturity
                 Principal                 Maturity                 Principal
                 Amount of                 of Interest              Amount                Unpaid
Date             Loan                      Period                   Paid                  Balance
----             ---------                 -----------              ----------            -------






